News release

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS FIRST QUARTER NET INCOME OF

$10.6 MILLION, AN INCREASE OF 25%

OLNEY, MARYLAND, April 18, 2013 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income for the first quarter of 2013 of $10.6 million ($.42 per diluted share) compared to net income of $8.5 million ($0.35 per diluted share) for the first quarter of 2012 and net income of $9.9 million ($0.40 per diluted share) for the fourth quarter of 2012.

“We are off to a strong start for 2013 as the combination of organic loan and deposit growth together with disciplined management of funding costs has offset declining earning asset yields in this low interest rate environment,“ said Daniel J. Schrider, President and Chief Executive Officer. “Maintaining our net interest margin in the face of such a challenging economic environment has been one of our primary goals.”

“Our results for the quarter also benefited from improved credit quality due to a continuing decrease in non-performing loans as well as strong mortgage banking revenues driven by historically high mortgage origination volumes,” said Schrider.

First Quarter Highlights:

•	Pre-tax pre-provision income, a non-GAAP measure, was $15.9 million for the first quarter of 2013, a 19% increase over the first quarter of 2012 and a 1% increase compared to the fourth quarter of 2012.

•	The net interest margin was 3.59% for the first quarter of 2013, compared to 3.56% for the first quarter of 2012 and 3.53% for the fourth quarter of 2012. The increase compared to the prior quarter was due primarily to a lower cost of deposits and borrowings which more than offset the decline in the yield on earning assets.

•	Non-interest income increased 13% for the quarter compared to the prior year quarter and 1% compared to the fourth quarter of 2012. The increase over the prior year quarter was due primarily to growth in income from mortgage banking activities, miscellaneous loan sales and a non-recurring legal settlement.

•	Non-performing loans totaled $49.5 million at March 31, 2013 compared to $72.2 million at March 31, 2012 and $57.9 million at December 31, 2012. The coverage ratio of the allowance for loan and lease losses to non-performing loans increased to 83% at March 31, 2013 compared to a coverage ratio of 62% at March 31, 2012 and 74% at December 31, 2012.

•	Total loans increased 13% over the first quarter of 2012 due primarily to organic loan growth and loans acquired in the CommerceFirst acquisition. Total loans increased 1% compared to the fourth quarter of 2012 due to growth in commercial investor real estate and residential mortgage loans.

Review of Balance Sheet and Credit Quality

Total assets increased 7% to $3.9 billion at March 31, 2013 as compared to March 31, 2012. Total loans and leases increased 13% to $2.6 billion compared to the prior year. This increase was due to loans added in the CommerceFirst acquisition and growth in commercial investor real estate, commercial owner occupied real estate, commercial business and residential mortgage loans.

Customer funding sources, which include deposits and other short-term borrowings from customers, increased 8% compared to March 31, 2012. This increase was due primarily to a 20% increase in noninterest-bearing and interest-bearing checking accounts. The Company considers the growth in checking accounts to be an especially valuable metric as such accounts typically are the primary drivers of growth in multiple product banking relationships with clients. Certificates of deposit declined 11% at March 31, 2013 compared to balances at March 31, 2012, as the Company managed its deposit mix to maintain the net interest margin.

Tangible common equity totaled $391.7 million at March 31, 2013 compared to $358.0 million at March 31, 2012 resulting in an increase in the ratio of tangible common equity to tangible assets from 9.98% at March 31, 2012 to 10.19% at March 31, 2013. This increase was due primarily to net income earned during the period which more than offset the effect of the goodwill from the prior year’s acquisition. At March 31, 2013, the Company had a total risk-based capital ratio of 15.48%, a tier 1 risk-based capital ratio of 14.23% and a tier 1 leverage ratio of 11.07%.

Non-performing loans totaled $49.5 million at March 31, 2013 compared to $72.2 million at March 31, 2012 and $57.9 million at December 31, 2012. Overall credit quality continued to improve due to the resolution of existing problem credits and limited migration of new credits to non-performing status.

Loan charge-offs, net of recoveries, totaled $1.8 million for the first quarter of 2013 compared to net charge-offs of $5.0 million for the first quarter of 2012 and net charge-offs of $0.8 million for the fourth quarter of 2012. The decrease in net charge-offs for the first quarter of 2013 compared to the prior year quarter was due primarily to charge-offs taken on commercial real estate and AD&C credits in the first quarter of 2012. The allowance for loan and lease losses represented 1.61% of outstanding loans and leases and 83% of non-performing loans at March 31, 2013 compared to 1.98% of outstanding loans and leases and 62% of non-performing loans at March 31, 2012 and 1.70% of outstanding loans and leases and 74% of non-performing loans at December 31, 2012. Non-performing loans includes accruing loans 90 days or more past due and restructured loans.

Income Statement Review

Net interest income for the first quarter of 2013 increased 9% compared to the first quarter of 2012 due to an increase in average interest-earning assets and lower funding costs. The Company’s funding costs declined due to a lower cost deposit mix and the restructuring of $160 million in Federal Home Loan Bank advances during the fourth quarter of 2012 and the first quarter of 2013. These factors were the primary drivers of the increase in the net interest margin to 3.59% for the first quarter of 2013 compared to 3.56% for the first quarter of 2012.

The provision for loan and lease losses was $0.1 million for the first quarter of 2013 compared to $0.7 million for the first quarter of 2012 and $1.2 million for the fourth quarter of 2012. The decrease in the provision for the first quarter of 2013 compared to both the first quarter of 2012 and the fourth quarter of 2012 was due primarily to a decline in historical losses and the impact of a lower level of non-performing loans at March 31, 2013.

Non-interest income increased 13% to $12.4 million for the first quarter of 2013 compared to $11.0 million for the first quarter of 2012. This increase was driven by a 49% increase in income from mortgage banking activities due to higher loan origination volumes and higher average gains on sales, both due to historically low interest rates during the quarter. In addition, other noninterest income increased over the prior year period due to a non-recurring legal settlement and miscellaneous gains on sales of loans.

Non-interest expenses increased 4% to $27.8 million for the first quarter of 2013 compared to $26.7 million in the first quarter of 2012. This increase was driven primarily by increases in salaries, incentive compensation and occupancy expenses, due in part to the CommerceFirst acquisition. The non-GAAP efficiency ratio improved to 60.80% for the first quarter of 2013 compared to 63.97% for the first quarter of 2012.

Conference Call

The Company’s management will host a conference call to discuss its first quarter results today at 2:00 P.M. (ET). A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com. Participants may call 1-888-317-6016. A password is not necessary. Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available at the Web site until 9:00 am (ET) May 20, 2013. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10027381.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.9 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc. Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 49 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Arlington, Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:	DSchrider@sandyspringbank.com

PMantua@sandyspringbank.com

Web site: www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2012, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended
	March 31,		%
(Dollars in thousands, except per share data)	2013	2012	Change
Results of Operations:
Net interest income	$31,326	$28,705	9%
Provision for loan and lease losses	78	664	(88)
Non-interest income	12,419	10,974	13
Non-interest expenses	27,823	26,683	4
Income before income taxes	15,844	12,332	28
Net income	10,558	8,476	25

Pre-tax pre-provision pre-merger expense income	$15,922	$13,370	19

Return on average assets	1.08%	0.94%
Return on average common equity	8.85%	7.60%
Net interest margin	3.59%	3.56%
Efficiency ratio - GAAP basis (1)	63.60%	67.25%
Efficiency ratio - Non-GAAP basis (1)	60.80%	62.97%

Per share data:
Basic net income	$0.42	$0.35	20%
Diluted net income	$0.42	$0.35	20
Average fully diluted shares	25,002,612	24,180,501	3
Dividends declared per share	$0.14	$0.10	40
Book value per share	19.59	18.72	5
Tangible book value per share	15.70	14.83	6
Outstanding shares	24,954,892	24,143,985	3

Financial Condition at period-end:
Investment securities	$1,008,693	$1,067,462	(6)%
Loans and leases	2,565,069	2,271,392	13
Interest-earning assets	3,660,809	3,416,136	7
Assets	3,932,026	3,668,273	7
Deposits	2,919,208	2,681,075	9
Interest-bearing liabilities	2,576,831	2,508,756	3
Stockholders' equity	488,946	451,917	8

Capital ratios:
Tier 1 leverage	11.07%	11.05%
Tier 1 capital to risk-weighted assets	14.23%	14.89%
Total regulatory capital to risk-weighted assets	15.48%	16.14%
Tangible common equity to tangible assets (2)	10.19%	9.98%
Average equity to average assets	12.26%	12.33%

Credit quality ratios:
Allowance for loan and lease losses to loans and leases	1.61%	1.98%
Non-performing loans to total loans	1.93%	3.18%
Non-performing assets to total assets	1.39%	2.10%
Allowance for loan and lease losses to non-performing loans	83.38%	62.43%
Annualized net charge-offs to average loans and leases (3)	0.28%	0.89%

(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional eficiency ratio - non-GAAP basis excludes intangible asset amortization and merger expenses from non-interest expense; securities gains (losses) from non-interest income; OTTI; and the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(2)	The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets and other comprehensive gains (losses). See the Reconciliation Table included with these Financial Highlights.
(3)	Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended
	March 31,
(Dollars in thousands)	2013	2012
Pre-tax pre-provision pre-merger expense income:
Net income	$10,558	$8,476
Plus non-GAAP adjustment:
Merger expenses	-	374
Income taxes	5,286	3,856
Provision for loan and lease losses	78	664
Pre-tax pre-provision pre-merger expense income	$15,922	$13,370

Efficiency ratio - GAAP basis:
Non-interest expenses	$27,823	$26,683

Net interest income plus non-interest income	$43,745	$39,679

Efficiency ratio - GAAP basis	63.60%	67.25%

Efficiency ratio - Non-GAAP basis:
Non-interest expenses	$27,823	$26,683
Less non-GAAP adjustment:
Amortization of intangible assets	461	461
Merger expenses	-	374
Non-interest expenses - as adjusted	$27,362	$25,848

Net interest income plus non-interest income	$43,745	$39,679
Plus non-GAAP adjustment:
Tax-equivalent income	1,311	1,376
Less non-GAAP adjustments:
Securities gains	56	73
OTTI recognized in earnings	-	(64)
Net interest income plus non-interest income - as adjusted	$45,000	$41,046

Efficiency ratio - Non-GAAP basis	60.80%	62.97%

Tangible common equity ratio:
Total stockholders' equity	$488,947	$451,917
Accumulated other comprehensive loss	(9,732)	(12,838)
Goodwill	(84,808)	(76,816)
Other intangible assets, net	(2,702)	(4,272)
Tangible common equity	$391,705	$357,991

Total assets	$3,932,026	$3,668,273
Goodwill	(84,808)	(76,816)
Other intangible assets, net	(2,702)	(4,272)
Tangible assets	$3,844,516	$3,587,185

Tangible common equity ratio	10.19%	9.98%

Outstanding common shares	24,954,892	24,143,985
Tangible book value per common share	$15.70	$14.83

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

	March 31,	December 31,	March 31,
(Dollars in thousands)	2013	2012	2012
Assets
Cash and due from banks	$45,922	$59,540	$43,149
Federal funds sold	476	466	1,012
Interest-bearing deposits with banks	38,188	26,400	58,144
Cash and cash equivalents	84,586	86,406	102,305
Residential mortgage loans held for sale (at fair value)	48,383	36,149	18,126
Investments available-for-sale (at fair value)	766,080	825,582	878,365
Investments held-to-maturity -- fair value of $216,420, $222,024 and $157,745
at March 31, 2013, December 31, 2012 and March 31, 2012, respectively	211,376	215,814	153,544
Other equity securities	31,237	33,636	35,553
Total loans and leases	2,565,069	2,531,128	2,271,392
Less: allowance for loan and lease losses	(41,246)	(42,957)	(45,061)
Net loans and leases	2,523,823	2,488,171	2,226,331
Premises and equipment, net	47,701	48,326	48,748
Other real estate owned	5,250	5,926	4,834
Accrued interest receivable	12,926	12,392	12,424
Goodwill	84,808	84,808	76,816
Other intangible assets, net	2,702	3,163	4,272
Other assets	113,154	114,833	106,955
Total assets	$3,932,026	$3,955,206	$3,668,273

Liabilities
Noninterest-bearing deposits	$832,679	$847,415	$685,770
Interest-bearing deposits	2,086,529	2,065,619	1,995,305
Total deposits	2,919,208	2,913,034	2,681,075
Securities sold under retail repurchase agreements and federal funds purchased	50,302	86,929	73,130
Advances from FHLB	405,000	405,058	405,321
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	33,569	31,673	21,830
Total liabilities	3,443,079	3,471,694	3,216,356

Stockholders' Equity
Common stock -- par value $1.00; shares authorized 50,000,000; shares issued and outstanding 24,954,892, 24,905,392 and 24,143,985 at March 31, 2013,
December 31, 2012 and March 31, 2012, respectively	24,955	24,905	24,144
Additional paid in capital	191,615	191,689	177,949
Retained earnings	262,645	255,606	236,986
Accumulated other comprehensive income	9,732	11,312	12,838
Total stockholders' equity	488,947	483,512	451,917
Total liabilities and stockholders' equity	$3,932,026	$3,955,206	$3,668,273

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2013	2012
Interest Income:
Interest and fees on loans and leases	$29,646	$27,129
Interest on loans held for sale	353	149
Interest on deposits with banks	19	21
Interest and dividends on investment securities:
Taxable	3,934	4,943
Exempt from federal income taxes	2,327	2,373
Interest on federal funds sold	-	-
Total interest income	36,279	34,615
Interest Expense:
Interest on deposits	1,455	2,013
Interest on retail repurchase agreements and federal funds purchased	49	61
Interest on advances from FHLB	3,223	3,587
Interest on subordinated debt	226	249
Total interest expense	4,953	5,910
Net interest income	31,326	28,705
Provision for loan and lease losses	78	664
Net interest income after provision for loan and lease losses	31,248	28,041
Non-interest Income:
Investment securities gains	56	73
Total other-than-temporary impairment ("OTTI") losses	-	(64)
Portion of OTTI losses recognized in other comprehensive income, before taxes	-	-
Net OTTI recognized in earnings	-	(64)
Service charges on deposit accounts	2,069	2,200
Mortgage banking activities	1,527	1,025
Wealth management income	4,042	4,057
Insurance agency commissions	1,349	1,202
Income from bank owned life insurance	612	634
Visa check fees	957	898
Other income	1,807	949
Total non-interest income	12,419	10,974
Non-interest Expenses:
Salaries and employee benefits	16,346	15,701
Occupancy expense of premises	3,182	2,846
Equipment expenses	1,249	1,190
Marketing	515	495
Outside data services	1,152	1,279
FDIC insurance	596	652
Amortization of intangible assets	461	461
Other expenses	4,322	4,059
Total non-interest expenses	27,823	26,683
Income before income taxes	15,844	12,332
Income tax expense	5,286	3,856
Net income	$10,558	$8,476

Net Income Per Share Amounts:
Basic net income per share	$0.42	$0.35
Diluted net income per share	$0.42	$0.35
Dividends declared per share	$0.14	$0.10

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2013	2012
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$37,590	$37,536	$38,819	$36,898	$35,991
Interest expense	4,953	5,282	5,710	5,749	5,910
Tax-equivalent net interest income	32,637	32,254	33,109	31,149	30,081
Tax-equivalent adjustment	1,311	1,334	1,324	1,340	1,376
Provision for loan and lease losses	78	1,168	232	1,585	664
Non-interest income	12,419	12,247	12,242	11,493	10,974
Non-interest expenses	27,823	27,219	27,167	28,858	26,683
Income before income taxes	15,844	14,780	16,628	10,859	12,332
Income tax expense	5,286	4,899	5,638	3,652	3,856
Net income	$10,558	$9,881	$10,990	$7,207	$8,476
Financial performance:
Pre-tax pre-provision pre-merger expense income	$15,922	$15,740	$16,996	$14,642	$13,370
Return on average assets	1.08%	1.01%	1.13%	0.78%	0.94%
Return on average common equity	8.85%	8.14%	9.22%	6.34%	7.60%
Net interest margin	3.59%	3.53%	3.67%	3.62%	3.56%
Efficiency ratio - GAAP basis (1)	63.60%	63.06%	61.70%	69.87%	67.25%
Efficiency ratio - Non-GAAP basis (1)	60.80%	60.54%	58.91%	61.54%	62.97%
Per share data:
Basic net income per share	$0.42	$0.40	$0.44	$0.30	$0.35
Diluted net income per share	$0.42	$0.40	$0.44	$0.30	$0.35
Average fully diluted shares	25,002,612	24,971,249	24,949,205	24,423,236	24,180,501
Dividends declared per common share	$0.14	$0.14	$0.12	$0.12	$0.10
Non-interest income:
Securities gains	$56	$-	$296	$90	$73
Net OTTI recognized in earnings	-	(14)	(23)	(8)	(64)
Service charges on deposit accounts	2,069	2,197	2,230	2,283	2,200
Mortgage banking activities	1,527	1,738	1,981	1,288	1,025
Wealth management income	4,042	4,000	3,858	4,034	4,057
Insurance agency commissions	1,349	1,334	1,020	934	1,202
Income from bank owned life insurance	612	662	660	660	634
Visa check fees	957	1,043	984	962	898
Other income	1,807	1,287	1,236	1,250	949
Total non-interest income	$12,419	$12,247	$12,242	$11,493	$10,974
Non-interest expense:
Salaries and employee benefits	$16,346	$15,405	$15,476	$15,927	$15,701
Occupancy expense of premises	3,182	3,115	3,106	2,943	2,846
Equipment expenses	1,249	1,189	1,237	1,255	1,190
Marketing	515	827	764	565	495
Outside data services	1,152	836	1,076	1,828	1,279
FDIC insurance	596	601	667	653	652
Amortization of intangible assets	461	478	476	466	461
Professional fees	1,287	1,584	1,282	2,156	1,287
Other real estate owned expenses	37	316	174	351	64
Other expenses	2,998	2,868	2,909	2,714	2,708
Total non-interest expense	$27,823	$27,219	$27,167	$28,858	$26,683

(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional, efficiency ratio - non-GAAP basis excludes intangible asset amortization and merger expenses from non-interest expense; excludes securities gains; OTTI losses from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2013	2012
(Dollars in thousands)	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$538,346	$523,364	$499,806	$472,426	$465,204
Residential construction loans	122,698	120,314	128,606	130,791	122,841
Commercial ADC loans	150,599	151,933	133,007	151,620	149,814
Commercial investor real estate loans	487,802	456,888	447,536	443,237	392,626
Commercial owner occupied real estate loans	565,820	571,510	579,711	579,812	525,022
Commercial business loans	344,489	346,708	322,087	334,040	253,827
Leasing	1,974	3,421	4,233	5,618	5,843
Consumer loans	353,341	356,990	353,999	357,534	356,215
Total loans and leases	2,565,069	2,531,128	2,468,985	2,475,078	2,271,392
Allowance for loan and lease losses	(41,246)	(42,957)	(42,618)	(45,265)	(45,061)
Investment securities	1,008,693	1,075,032	1,074,918	1,006,743	1,067,462
Interest-earning assets	3,660,809	3,669,175	3,614,310	3,584,480	3,416,136
Total assets	3,932,026	3,955,206	3,887,427	3,855,177	3,668,273
Noninterest-bearing demand deposits	832,679	847,415	818,674	763,566	685,770
Total deposits	2,919,208	2,913,034	2,880,262	2,852,055	2,681,075
Customer repurchase agreements	50,302	51,929	58,306	64,779	73,130
Total interest-bearing liabilities	2,576,831	2,592,606	2,560,040	2,593,501	2,508,756
Total stockholders' equity	488,947	483,512	481,810	471,464	451,917
Quarterly average balance sheets:
Residential mortgage loans	$575,889	$542,095	$510,475	$488,644	$474,149
Residential construction loans	120,283	125,640	133,236	125,582	116,630
Commercial ADC loans	148,749	137,679	142,870	151,374	159,769
Commercial investor real estate loans	474,062	453,074	445,012	410,258	377,072
Commercial owner occupied real estate loans	567,723	577,693	580,994	539,590	518,763
Commercial business loans	347,569	322,501	332,364	284,271	258,099
Leasing	2,510	3,773	4,858	5,528	6,325
Consumer loans	357,366	356,452	357,135	359,008	358,783
Total loans and leases	2,594,151	2,518,907	2,506,945	2,364,255	2,269,590
Investment securities	1,051,769	1,072,278	1,038,586	1,052,502	1,086,295
Interest-earning assets	3,677,444	3,639,605	3,599,715	3,453,590	3,389,843
Total assets	3,946,578	3,908,479	3,863,951	3,708,622	3,637,674
Noninterest-bearing demand deposits	797,926	824,188	774,215	699,638	641,477
Total deposits	2,860,451	2,891,120	2,857,523	2,714,980	2,642,634
Customer repurchase agreements	52,622	60,941	62,693	66,674	65,195
Total interest-bearing liabilities	2,631,198	2,571,937	2,587,815	2,526,541	2,523,394
Total stockholders' equity	483,664	482,621	474,231	457,338	448,406
Financial Measures
Average equity to average assets	12.26%	12.35%	12.27%	12.33%	12.33%
Investment securities to earning assets	27.55%	29.30%	29.74%	28.09%	31.25%
Loans to earnings assets	70.07%	68.98%	68.31%	69.05%	66.49%
Loans to assets	65.24%	63.99%	63.51%	64.20%	61.92%
Loans to deposits	87.87%	86.89%	85.72%	86.78%	84.72%
Capital measures:
Tier 1 leverage	11.07%	10.98%	10.99%	11.21%	11.05%
Tier 1 capital to risk-weighted assets	14.23%	14.15%	14.31%	14.12%	14.89%
Total regulatory capital to risk-weighted assets	15.48%	15.40%	15.56%	15.36%	16.14%
Book value per share	$19.59	$19.41	$19.35	$18.94	$18.72
Outstanding shares	24,954,892	24,905,392	24,896,136	24,886,724	24,143,985

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2013	2012
(Dollars in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets:
Loans and leases 90 days past due:
Commercial business	$-	$24	$44	$70	$40
Commercial real estate:
Commercial AD&C	-	-	-	342	-
Commercial investor real estate	-	-	-	-	-
Commercial owner occupied real estate	-	209	-	-	-
Leasing	-	-	127	96	-
Consumer	54	14	18	5	89
Residential real estate:
Residential mortgage	-	-	116	91	167
Residential construction	-	-	-	-	-
Total loans and leases 90 days past due	54	247	305	604	296
Non-accrual loans and leases:
Commercial business	4,012	4,611	4,919	4,583	6,542
Commercial real estate:
Commercial AD&C	5,826	6,332	8,957	13,055	14,303
Commercial investor real estate	12,353	11,843	12,345	13,327	13,893
Commercial owner occupied real estate	5,346	13,681	13,742	15,146	16,295
Leasing	-	865	834	872	858
Consumer	2,388	2,410	1,607	1,651	1,700
Residential real estate:
Residential mortgage	5,393	4,681	3,644	2,600	4,818
Residential construction	3,258	3,125	3,236	4,333	4,929
Total non-accrual loans and lease	38,576	47,548	49,284	55,567	63,338
Total restructured loans - accruing	10,839	10,110	9,277	8,285	8,547
Total non-performing loans and leases	49,469	57,905	58,866	64,456	72,181
Other assets and real estate owned (OREO)	5,250	5,926	9,291	9,553	4,834
Total non-performing assets	$54,719	$63,831	$68,157	$74,009	$77,015

	For the quarter ended,
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2013	2012	2012	2012	2012
Analysis of Non-accrual Loan and Lease Activity:
Balance at beginning of period	$47,548	$49,284	$55,567	$63,338	$71,680
Non-accrual balances transferred to OREO	(92)	(400)	(232)	(2,131)	-
Non-accrual balances charged-off	(2,175)	(979)	(3,697)	(1,663)	(4,965)
Net payments or draws	(11,768)	(3,852)	(6,342)	(4,149)	(5,061)
Loans placed on non-accrual	5,493	5,023	3,988	1,261	1,809
Non-accrual loans brought current	(430)	(1,528)	-	(1,089)	(125)
Balance at end of period	$38,576	$47,548	$49,284	$55,567	$63,338

Analysis of Allowance for Loan Losses:
Balance at beginning of period	$42,957	$42,618	$45,265	$45,061	$49,426
Provision for loan and lease losses	78	1,168	232	1,585	664
Less loans charged-off, net of recoveries:
Commercial business	1,744	(76)	(225)	(185)	(39)
Commercial real estate:
Commercial AD&C	(1,020)	(248)	1,983	(59)	1,076
Commercial investor real estate	31	110	123	140	3,219
Commercial owner occupied real estate	81	-	653	484	-
Leasing	-	-	(17)	(3)	5
Consumer	508	384	111	228	348
Residential real estate:
Residential mortgage	447	508	253	713	420
Residential construction	(2)	151	(2)	63	-
Net charge-offs	1,789	829	2,879	1,381	5,029
Balance at end of period	$41,246	$42,957	$42,618	$45,265	$45,061

Asset Quality Ratios:
Non-performing loans to total loans	1.93%	2.29%	2.38%	2.60%	3.18%
Non-performing assets to total assets	1.39%	1.61%	1.75%	1.92%	2.10%
Allowance for loan losses to loans	1.61%	1.70%	1.73%	1.83%	1.98%
Allowance for loan losses to non-performing loans	83.38%	74.18%	72.40%	70.23%	62.43%
Net charge-offs in quarter to average loans	0.28%	0.13%	0.46%	0.23%	0.89%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended March 31,
		2013			2012
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans (2)	$575,889	$5,376	3.73%	$474,149	$5,360	4.55%
Residential construction loans	120,283	1,004	3.38	116,630	1,101	3.80
Commercial ADC loans	148,749	1,996	5.44	159,769	1,968	4.96
Commercial investor real estate loans	474,062	6,135	5.25	377,072	5,148	5.49
Commercial owner occupied real estate loans	567,723	7,801	5.71	518,763	7,260	5.69
Commercial business loans	347,569	4,586	5.21	258,099	3,151	4.80
Leasing	2,510	38	6.07	6,325	103	6.52
Consumer loans	357,366	3,063	3.51	358,783	3,187	3.60
Total loans and leases (3)	2,594,151	29,999	4.71	2,269,590	27,278	4.84
Taxable securities	754,112	4,305	2.28	809,939	5,273	2.60
Tax-exempt securities (4)	297,657	3,267	4.39	276,356	3,419	4.95
Interest-bearing deposits with banks	31,050	19	0.25	32,871	21	0.25
Federal funds sold	474	-	0.22	1,087	-	0.14
Total interest-earning assets	3,677,444	37,590	4.13	3,389,843	35,991	4.26

Less: allowance for loan and lease losses	(43,705)			(49,567)
Cash and due from banks	46,888			45,058
Premises and equipment, net	48,167			48,554
Other assets	217,784			203,786
Total assets	$3,946,578			$3,637,674

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$423,485	92	0.09%	$362,730	87	0.10%
Regular savings deposits	234,492	48	0.08	200,604	46	0.09
Money market savings deposits	892,343	411	0.19	859,121	512	0.24
Time deposits	512,205	904	0.72	578,702	1,368	0.95
Total interest-bearing deposits	2,062,525	1,455	0.29	2,001,157	2,013	0.40
Other borrowings	65,601	49	0.30	81,878	61	0.30
Advances from FHLB	468,072	3,223	2.79	405,359	3,587	3.56
Subordinated debentures	35,000	226	2.58	35,000	249	2.85
Total interest-bearing liabilities	2,631,198	4,953	0.76	2,523,394	5,910	0.94

Noninterest-bearing demand deposits	797,926			641,477
Other liabilities	33,790			24,397
Stockholders' equity	483,664			448,406
Total liabilities and stockholders' equity	$3,946,578			$3,637,674

Net interest income and spread		$32,637	3.37%		$30,081	3.32%
Less: tax-equivalent adjustment		1,311			1,376
Net interest income		$31,326			$28,705

Interest income/earning assets			4.13%			4.26%
Interest expense/earning assets			0.54			0.70
Net interest margin			3.59%			3.56%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2013 and 2012. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.3 million and $1.4 million in 2013 and 2012, respectively.
(2)	Includes residential mortgage loans held for sale. Home equity loans and lines are classified as consumer loans.
(3)	Non-accrual loans are included in the average balances.
(4)	Includes only investments that are exempt from federal taxes.